Exhibit 99.1

Press Contact: Michael T. Burns Investor Relations Harris Interactive Inc. 800-866-7655 x7328
mburns@harrisinteractive.com
Harris Interactive® Receives Notification Regarding Non-Compliance with Nasdaq’s Minimum Bid Price Requirement
New York, New York — September 21, 2009 — Harris Interactive (NASDAQ:HPOL), a leading global custom market research firm, today announced that on September 15, 2009, it received a letter from The Nasdaq Stock Market advising that, for the previous 30 consecutive business days, the bid price of the Company’s common stock had closed below the minimum $1.00 per share requirement for continued inclusion on The Nasdaq Global Market pursuant to Nasdaq Marketplace Rule 5450(a)(1) (the “Minimum Bid Price Rule”). This notification has no effect at this time on the listing of the Company’s common stock, which will continue to trade on The Nasdaq Global Select Market under the symbol HPOL.
Nasdaq stated in its letter that, in accordance with Nasdaq Marketplace Rule 5810(c)(3)(A), the Company will be provided a grace period of 180 calendar days, or until March 15, 2010, in which to regain compliance. If at any time before March 15, 2010, the bid price of the Company’s common stock closes at $1.00 per share or more for a minimum of 10 consecutive business days, Nasdaq will provide written notification that it has achieved compliance with the Minimum Bid Price Rule.
If the Company does not regain compliance with the Minimum Bid Price Rule by March 15, 2010, Nasdaq will provide written notification to the Company that the Company’s common stock is subject to delisting. At that time, the Company may appeal Nasdaq’s delisting determination to a Nasdaq Listing Qualifications Panel (a “Nasdaq Panel”). Alternatively, the Company may apply to transfer its securities to The Nasdaq Capital Market, provided that it meets the initial listing standards, with the exception of bid price, as set forth in Nasdaq Marketplace Rule 5505. If the Company were to elect to apply for such transfer and if it satisfies the applicable requirements and its application is approved, the Company will be afforded an additional 180 calendar day period in order to regain compliance with the Minimum Bid Price while on The Nasdaq Capital Market. If the application is not approved, Nasdaq will provide written notification that the Company’s securities will be delisted. At that time, the Company may appeal the delisting determination to a Nasdaq Panel.
The Company intends to actively monitor the bid price for its common stock between now and March 15, 2010, and will consider available options to resolve the deficiency and regain compliance with the Minimum Bid Price Rule.
Cautionary Note Regarding Forward Looking Statements
Certain statements in this press release constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements include, among others, statements as to future economic performance, projections as to financial items, estimates, and plans and objectives for future operations, products and services. In some cases, you can identify forward-looking statements by terminology such as, “may”, “should”, “expects”, “plans”, “anticipates”, “feel”, “believes”, “estimates”, “predicts”, “potential”, “continue”, “consider”, “possibility”, or the negative of these terms or other comparable terminology. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those in the forward looking statements. Such risks and uncertainties include, without limitation, risks detailed in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K, as updated quarterly in our Quarterly

©2009 Harris Interactive Inc.	All rights reserved.

Reports on Form 10-Q to reflect additional material risks. The Company has filed its reports on Forms 10-K and 10-Q with the Securities and Exchange Commission, and they are available under the Investor Relations section of our website at www.harrisinteractive.com.
You are urged to consider these factors carefully in evaluating such forward-looking statements and are cautioned not to place undue reliance on them. The forward-looking statements are qualified in their entirety by this cautionary statement.
About Harris Interactive
Harris Interactive is a global leader in custom market research. With a long and rich history in multimodal research, powered by our science and technology, we assist clients in achieving business results. Harris Interactive serves clients globally through our North American, European and Asian offices and a network of independent market research firms. For more information, please visit www.harrisinteractive.com.

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